Exhibit 4.5

CONVENIENCE TRANSLATION FROM HEBREW

ADDENDUM TO THE AGREEMENT WITH AN INDEPENDENT CONTRACTOR,
DATED SEPTEMBER 5, 2002

MADE AND EXECUTED IN AZOUR ON DECEMBER 13, 2007, EFFECTIVE AS OF
JANUARY 8, 2003

BETWEEN:	ITURAN LOCATION AND CONTROL, LTD.
(hereinafter: "ITURAN")
PARTY OF THE FIRST PART;

AND	NIR SHERATZKY
(hereinafter: "NIR")
PARTY OF THE SECOND PART;

AND	EYAL SHERATZKY
(hereinafter: "EYAL")
PARTY OF THE THIRD PART;

AND	A. SHERATZKY HOLDINGS LTD.
(hereinafter: "THE CONTRACTOR")
PARTY OF THE FOURTH PART;

WHEREAS:          Until January 8, 2003 Nir and Eyal served in the position of Deputy CEO in Ituran pursuant to the Service Agreement between the Contractor and Ituran (the “Initial Agreement”) under the terms stipulated in each agreement;

AND WHEREAS: On January 8, 2003 their nomination for the position of co-CEO’s in Ituran was approved, in the same terms as in the Initial Agreement;

AND WHEREAS: From the effective date their terms of service and position had changed as mentioned hereinafter and the parties wish to agree in writing these changes;

THEREFORE THE PARTIES HAVE AGREED AND STIPULATED AS FOLLOWS:

1.  The preamble to this agreement constitutes an integral part thereof.

2.  As of January 8, 2003 Nir and Eyal shall provide, through the Contractor, co-CEO services to Ituran in the terms mentioned in the Initial Agreement.

3.  As of February 24, 2004, and pursuant to the resolutions of the board of directors of the company, the audit committee of the company and the shareholders, each of Nir and Eyal shall be entitled to an annual bonus equal to 1% (one percent) of the company’s profits before tax including the Company’s share in affiliated companies’ profits (or losses) based on their audited consolidated financial statements, which were made according to accepted accounting principles, as at December 31 of every calendar year in which he provided services (or any part of it, respectively) as of 2004.

AND IN WITNESS THEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURE:

(Signature)	(Signature)	(Signature and Stamp)
Nir Sheratzky	Eyal Sheratzky	Ituran Location and Control

(signature)
A. Sheratzky Holdings Ltd.

ADDENDUM 3 TO THE AGREEMENT WITH AN INDEPENDENT CONTRACTOR,
DATED SEPTEMBER 5, 2002

MADE AND EXECUTED ON APRIL 6, 2011

BETWEEN:	ITURAN LOCATION AND CONTROL, LTD.
(hereinafter: the "COMPANY")
PARTY OF THE FIRST PART;

AND	MR. NIR SHERATZKY
ID No. 02925187-7
Of: 13 Moshe Perlok Street
Tel Aviv
(hereinafter: "THE CONTRACTOR")
PARTY OF THE SECOND PART;

AND	A. SHERATZKY HOLDINGS LTD.
Private Company No. 51-3230268
Of: Dulchin Street 14
Tel Aviv
(hereinafter: "THE EMPLOYER")
PARTY OF THE THIRD PART;

WHEREAS:          On September 5, 2002, the parties signed an agreement with an independent Contractor, as amended according to addendum 1 on October 28, 2002, and addendum 2 effective as of January 8, 2003 (hereinafter, including addendum 1 and addendum 2: the “AGREEMENT").

AND WHEREAS: The parties wish to clarify and add to the Contractor’s power and duties pursuant to the Agreement, and to add additional provisions to the Agreement, all as detailed herein;

THEREFORE THE PARTIES HAVE AGREED AND STIPULATED AS FOLLOWS:

1.  Section 3 to the Agreement (the “Services”) shall be replaced with the following section:

“3. Services – THE Employer shall provide management services (“Services”) to the Company through the Contractor which shall serve as co-CEO of the Company. Within the Services which shall be provided to the Company through the Contractor, the Contractor shall be responsible of the activity of the Company in Israel, including supervision of activity of all subsidiaries of the Company in Israel, capital raising in Israel, new market analysis and evaluation of profitability of launching new products in Israel, formation, promotion and maintenance of relationships with substantial customers, financial and business development in Israel, delivery of ongoing activity report to the board of directors of the Company and any other required information and any additional services required from time to time by the board of directors of the Company”.

2. The remaining of the provisions of the Agreement shall remain unchanged.

AND IN WITNESS THEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURE:

Nir Sheratzky	the Company	the Employer